EXHIBIT 10.2

                                 Amendment No.2

                                       To

                              Amended and Restated
  Brokerage Business Quota Share Reinsurance Agreement Effective April 1, 2006
              (Hereinafter referred to as the "Original Agreement")

                                     Between

                       TOWER INSURANCE COMPANY OF NEW YORK
                   (Hereinafter referred to as the "Company")

                                       And

                      CASTLEPOINT REINSURANCE COMPANY LTD.
                  (Hereinafter referred to as the "Reinsurer")

WHEREAS, the Reinsurer and the Company are parties to the Original Agreement

NOW THEREFORE, the parties hereby agree to amend the Original Agreement as amended by Amendment No. 1 as follows:

1. Effective July 1, 2006, Article VI, Reinsurance Coverage, paragraph A (1. Amendment - A. of Amendment No. 1) will be revised to read as follows:

              The Company shall automatically and obligatorily cede to the Reinsurer, and the Reinsurer shall be obligated to accept as assumed reinsurance, a 40% quota share portion of the Net Liabilities with respect to new and renewal business, subject to adjustment as set forth below. The Company may, in its sole discretion, change the quota share participation of the Reinsurer, from time to time, as of any six month anniversary date of the effective date of this Agreement upon not less than thirty (30) days prior written notice to the Reinsurer, unless such notice is waived by the Reinsurer, and provided, however, that the Company and the Reinsurer may agree to change the Reinsurer's quota share participation as of any calendar quarter, with all such changes being affixed to the Agreement; provided further, however, that the quota share participation of the Reinsurer shall at all times during the term of this Agreement be a minimum of 25% and a maximum of 50%,. Notwithstanding the foregoing, if the Company writes business of the type that it has historically not written or writes more than 25% of its gross written premiums outside the state of New York in any 12 month period ending on the anniversary date of this Agreement, then the Reinsurer has the right to refuse to reinsure such business that the Company has not historically written and such excess business written outside the State of New York.

              Furthermore, for the period beginning April 1, 2007, the amount of property catastrophe premiums ceded that will be paid by the Reinsurer shall be 30% of property catastrophe premiums, and, for the period beginning April 1, 2007, the amount of property catastrophe losses incurred that will be paid by the Reinsurer shall be 30% of the Company's property catastrophe net retained losses .


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2.   Effective January 1, 2007, the quota share cession referenced to under
Article IV, Reinsurance Coverage, paragraph A, is 49% with respect to new and renewal business.

3    Effective January 1, 2007, paragraph 1.C of Addendum No. 1 is deleted.

4.   Effective April 1, 2007, Company is defined as follows:

     TOWER INSURANCE COMPANY OF NEW YORK (on behalf of itself and its pooling partner TOWER NATIONAL INSURANCE COMPANY)

All other terms and conditions will remain unchanged.

IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Agreement to be executed.


                  TOWER INSURANCE COMPANY OF NEW YORK (on behalf of itself and its pooling partner TOWER NATIONAL INSURANCE COMPANY)

                  By:  /s/  Francis M Colalucci
                       ------------------------
                  Name:  Francis M Colalucci
                  Title: SR VP & CFO
                  Date: 5/16/07

                  CASTLEPOINT REINSURANCE COMPANY, LTD.

                  By:  /s/ Joseph P. Beitz
                       ------------------------
                  Name: Joseph P. Beitz
                  Title: President
                  Date:  5/16/07


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